UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2016

DANDRIT BIOTECH USA, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54478	45-2559340
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

Dandrit Biotech A/S

Fruebjergvej 3 Box 62

2100 Copenhagen, Denmark

(Address of principal executive offices)

+45-39179840

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 9, 2016, Dandrit Biotech USA, Inc., a Delaware corporation (the “Corporation”) and OncoSynergy Inc., a Delaware corporation (“OncoSynergy”), entered into the Second Amendment to the Asset Purchase Agreement (the “Amendment”), which Amendment amends certain terms of that certain Asset Purchase Agreement by and between the Corporation and OncoSynergy, dated April 4, 2016 (the “Original Agreement”). The Corporation previously amended the Original Agreement to provide that the closing of the transactions contemplated thereby must occur before December 31, 2016, unless determined otherwise by the parties. Pursuant to the Amendment, certain conditions to closing the transactions described in the Original Agreement have been waived, including the requirements that the Corporation (i) obtain votes from its stockholders in order to consummate the transactions contemplated thereby, (ii) demonstrate that it satisfies the listing requirements to be uplisted to a national stock exchange, including by effecting a reverse stock split, and (iii) change its name.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to a copy of the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated by reference herein. The foregoing description of the Original Agreement does not purport to be complete and is qualified in its entirety by reference to a copy of the Original Agreement, which was filed as Exhibit 10.1 to a Current Report on Form 8-K on April 5, 2016.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Second Amendment to the Asset Purchase Agreement by and between OncoSynergy Inc. and Dandrit Biotech USA., Inc., dated November 9, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DANDRIT BIOTECH USA, INC.

By:	/s/ Eric J. Leire
Eric J. Leire
Chief Executive Officer

Date: November 10, 2016